POWER OF ATTORNEY


	Know all by these present, that the undersigned hereby constitutes and appoints each of Gregg D. Adzema, Pamela F. Roper, Jeffrey D.
 Symes and M. Colin Connolly, signing singly, the undersigneds true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of Cousins Properties Incorporated (the Company)
, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities ExchangeAct of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete
 and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of , or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to his Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with
 Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has
 caused this Power of Attorney to be executed as of this 24 day of May, 2021.

	S/ Dionne Nelson
Signature


		Dionne Nelson
Print Name


Please immediately sign and fax or email this form to Pamela Roper at 404-407-1641 or proper@cousins.com, and mail a copy to Cousins Properties, Attn: Pamela Roper
, 3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326.